                                 SCHEDULE 14A
                           SCHEDULE 14A INFORMATION
                 PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                     THE SECURITIES EXCHANGE ACT OF 1934
                           ------------------------

Filed by the Registrant [x]

Filed by a Party other than the Registrant [x]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  Definitive Proxy Statement

[x]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                           ------------------------

                           BURLINGTON NORTHERN INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           BURLINGTON NORTHERN INC.
                  (NAME OF PERSON(S) FILING PROXY STATEMENT)

                           ------------------------

Payment of Filing Fee (Check the appropriate box): (/1/)

[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[x]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:
         Santa Fe Pacific Corporation common stock, par value $1.00 per share.

     (2) Aggregate number of securities to which transaction applies:
         187,049,738 shares of Santa Fe Pacific Corporation common stock.

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: $49 1/2 (/2/)

     (4) Proposed maximum aggregate value of transaction: $3,148,047,091 (/2/)


   (/1/) The filing fee previously was paid with the initial filing of the preliminary proxy materials on August 8, 1994 and with the filing of two Registration Statements on Form S-4 on October 12, 1994 (Reg. No. 33-56007) and October 27, 1994 (Reg. No. 33-56183), respectively.

   (/2/) For purposes of calculating the filing fee only. Upon consummation of the Merger, each outstanding share of Santa Fe Pacific Corporation common stock, par value $1.00 per share, will be converted into the right to receive 0.34 shares of Burlington Northern Inc. common stock, no par value. The proposed maximum aggregate value of the transaction described in the preliminary proxy materials is $3,148,047,091 (calculated based on the number of shares of Santa Fe Pacific Corporation common stock outstanding as of October 19, 1994, the average of the high and low reported prices of Burlington Northern Inc. common stock on October 21, 1994 and the exchange ratio of 0.34). The filing fee is one-fiftieth of that amount.

[x]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:............................$1,145,590

     (2) Form, Schedule or Registration Statement No.:......Preliminary Proxy
                                                            Statement
                                                            Registration
                                                            Statement on Form
                                                            S-4 (Reg. No. 33-
                                                            56007) Registration
                                                            Statement on Form
                                                            S-4, as amended
                                                            (Reg. No. 33-56183)

     (3) Filing Party:......................................Burlington Northern
                                                            Inc./Santa Fe
                                                            Pacific Corporation

     (4) Date Filed:........................................August 8, 1994
                    ........................................October 12, 1994
                    ........................................October 27, 1994

                [BURLINGTON NORTHERN INC. LOGO INVESTOR REPORT]


                  BURLINGTON NORTHERN INC. REPORT RECORDS FOR
                      FOURTH QUARTER AND FULL-YEAR RESULTS
                              QUARTERLY, ANNUAL EARNINGS


          Burlington Northern Inc. (BNI) today announced the highest quarterly and annual earnings ever achieved by the company. Fourth quarter 1994 net income of $142 million, $1.51 per common share (primary) or $1.46 per common share (fully diluted), was 20 percent greater than the $118 million, $1.25 per common share (primary) or $1.21 per common share (fully diluted), earned in the same 1993 quarter. Operating income of $264 million represented an 18-percent increase over the prior year's fourth quarter. Revenues for the fourth quarter reached $1.34 billion, also an all-time quarterly record, and were eight percent higher than reported for the same period of 1993.

                [ Graph Chart comparing Fourth Quarter results 1993 to 1994
                 Revenue ($ millions) '93 $1,246 - '94 $1,344
                 Operating Income ($ millions) '93 $224 - '94 $264
                 Earnings Per Share fully diluted '93 $1.21 - '94 $1.46 ]

          Full-year 1994 net income for BNI was $416 million, $4.37 per common share (primary) or $4.27 per common share (fully diluted), a 41-percent increase over 1993. Annual operating income rose 29 percent to $853 million, while revenues climbed six percent to nearly five billion dollars.

          Included in 1994 earnings was the cumulative effect of an accounting adjustment which reduced net income by $10 million and earnings per common share by $.11 (primary). Reported 1993 net income included a third quarter charge of $26 million, or $.29 per common share (primary), to reflect the effect of a one-percent increase in the corporate income tax rate on the year-end 1992 deferred tax balance. BNI had also announced that operating income in the second and third quarter of 1993 was reduced by a total of $88 million, or $.61 per common share (primary), due to the summer's flooding.

          Agricultural commodities experienced all-time record volume and revenues in the quarter. Abundant harvests in BNI's service territory, strong domestic demand, and a resurgence in foreign demand combined to increase unit volume 18 percent. Revenues grew to $274 million, 24 percent over the fourth quarter of last year.

BN EARNINGS

          Revenues from intermodal shipments grew 15 percent to $216 million as strong import and export demand for containerized freight, and market share gains in the domestic less-than-truckload market, drove unit volumes up 11 percent over fourth quarter 1993.

          Fourth quarter 1994 coal volume of 44.8 million tons and revenues of $416 million set all-time records, surpassing last year's fourth quarter records established as the company made a concerted effort to replenish coal stockpiles seriously depleted during the summer's flooding.

          "While agricultural commodities, intermodal, and coal accounted for most of the revenue growth in the quarter, most other commodity groups turned in solid performances as well," said Gerald Grinstein, chairman and chief executive officer of BNI. "The pace at which we operated during the second half of 1994 has established the benchmark for 1995."

          Record fourth quarter volumes were a challenge for BNI employees. There were a number of locations throughout the system that operated in excess of normal capacity for much of the quarter. Extraordinary measures were taken to serve customers and satisfy as much of the immediate demand as possible.

          In response to growing market opportunities, BNI continued to invest in its freight-hauling capacity. By the end of the year, the company had added more than 1,000 engineers and conductors to its work force, increased its fleet of highly productive AC traction locomotives by 133, and built an additional 31 miles of second main track to improve service between Powder River Basin coal producers and utility customers.

          While handling record volumes of business, the company was able to operate safely and efficiently. Personal injuries resulting in lost work days fell 52 percent during 1994 and derailment incidents were reduced by 21 percent over the same period.

          "We reduced our fourth quarter operating ratio (the ratio of operating expenses to operating revenues) to 80.4, its lowest point ever, and brought the full year down to 82.9, a three point improvement over 1993," said Mr.

              Graph chart comparing 1993 to 1994
              Injury Frequency '93 % 27 - '94 3.85
              (per 2,000,000 man hours)

             Log - Day cases '93 1,295 - '94 626

             Personal Injury Expense
                 ($ millions)
             '93 $216 - '94 $170

Grinstein. "We were pleased with our performance in the second half of 1994, particularly in the fourth quarter, and we are encouraged by the market opportunities we see in the coming year. We are confident that we can take advantage of these opportunities while at the same time increasing the productivity of our system."

BN EARNINGS

          Headquartered in Fort Worth, Texas, BNI is the parent of Burlington Northern Railroad, the longest rail system in terms of miles of road and second main track, in North America, with operations in 25 states and two Canadian provinces. Its principal sources of revenue are the transportation of coal, grain, intermodal containers, and a wide variety of industrial, consumer, automotive and forest products.

                              Condensed consolidated financial statements
follow.

CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA -- UNAUDITED)


                                               Three Months Ended                Twelve Months Ended
                                                  December 31,                       December 31,
                                             1994     1993       %       1994      1993         %
                                                              Change                         Change
- ----------------------------------------------------------------------------------------------------
Revenues                                    $ 1,344  $ 1,246     7.9%  $ 4,995     $ 4,699       6.3%
Costs and expenses                            1,080    1,022     5.7%    4,142       4,038       2.6%
                                          ----------------------------------------------------------
Operating income                                264      224    17.9%      853         661      29.0%
Interest expense                                 37       38    -2.6%      155         145       6.9%
Other income (expense), net                       4        3    33.3%       (3)          5    -160.0%
                                          ----------------------------------------------------------
Income before income taxes and                  231      189    22.2%      695         521      33.4%
  cumulative effect of change in
  accounting method
Income tax expense                               89       71    25.4%      269         225      19.6%
                                          ----------------------------------------------------------
Income before cumulative effect of              142      118    20.3%      426         296      43.9%
  change in accounting method
Cumulative effect of change in                   --       --      --       (10)         --        --
  accounting method, net of tax
                                          ----------------------------------------------------------
Net Income                                  $   142  $   118    20.3%  $   416     $   296      40.5%
- ----------------------------------------------------------------------------------------------------

PRIMARY EARNINGS (LOSS) PER COMMON SHARE:
      Income before cumulative effect of    $  1.51  $  1.25    20.8%  $  4.48     $  3.06      46.4%
        change in accounting method
      Cumulative effect of change in             --       --      --     (0.11)         --        --
        accounting method
                                          ----------------------------------------------------------
Primary earnings per common share           $  1.51  $  1.25    20.8%  $  4.37     $  3.06      42.8%
                                          ==========================================================
Shares used in computation                   90,095   89,919     0.2%   90,187      89,672       0.6%
  (in thousands)
- ----------------------------------------------------------------------------------------------------

FULLY DILUTED EARNINGS (LOSS) PER COMMON SHARE:
      Income before cumulative effect of    $  1.46  $  1.21    20.7%  $  4.38     $  3.04      44.1%
        change in accounting method
      Cumulative effect of change in             --       --      --     (0.11)         --        --
        accounting method
                                          ----------------------------------------------------------
Fully diluted earnings per common share     $  1.46  $  1.21    20.7%  $  4.27     $  3.04      40.5%
                                          ==========================================================
Shares used in computation                   97,436   97,362     0.1%   97,528      97,189       0.3%
  (in thousands)
- ----------------------------------------------------------------------------------------------------
Dividends declared per common share         $  0.30  $  0.30           $  1.20     $  1.20
- ----------------------------------------------------------------------------------------------------

CONSOLIDATED CONDENSED BALANCE SHEETS
(DOLLARS IN MILLIONS -- UNAUDITED)


                                                December 31, 1994   December 31, 1993
- -------------------------------------------------------------------------------------
ASSETS
Current assets                                            $ 1,012             $   891
Property and equipment, net                                 6,311               5,909
Other assets                                                  269                 245
                                              ---------------------------------------
  Total assets                                            $ 7,592             $ 7,045
- -------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Commercial paper                                        $    90             $    26
  Current portion of long-term debt                            32                 185
  Other                                                     1,325               1,318
                                              ---------------------------------------
  Total current liabilities                               $ 1,447             $ 1,528
Long-term debt                                              1,697               1,526
Other liabilities                                           2,211               2,071
Stockholders' equity                                        2,237               1,919
                                              ---------------------------------------
  Total liabilities and stockholders' equity              $ 7,592             $ 7,045
- -------------------------------------------------------------------------------------


SUPPLEMENTAL FINANCIAL INFORMATION
FINANCIAL RATIOS
  Debt to total capital                                      44.8%               47.5%
  Return on assets (ROA)                                      5.8%                4.4%
  Return on equity (ROE)                                     20.7%               16.2%
  Times interest earned                                       5.5                 4.6
- -------------------------------------------------------------------------------------
BNI STOCK PRICES (CLOSING)                      4th                     Full Year
                                                     Quarter                     1994
                                                             1994             -------
                                                          -------
  High                                                    $51 5/8             $    66
  Low                                                     $46 5/8             $46 5/8
  End of period                                           $48 1/8             $48 1/8
  Beginning of period                                     $50 1/4             $57 7/8
- -------------------------------------------------------------------------------------

CONSOLIDATED STATEMENTS OF CASH FLOWS
(DOLLARS IN MILLIONS - UNAUDITED)


                                                                             Year Ended
                                                                            December 31,
                                                                           1994     1993
- -----------------------------------------------------------------------------------------
OPERATING ACTIVITIES
 Net income                                                                $ 416    $ 296
 Adjustments to reconcile net income to net cash provided by operating activities:
   Cumulative effect of change in accounting method                           10       --
   Depreciation                                                              362      352
   Deferred income taxes                                                     126      156
   Changes in current assets and liabilities                                (115)    (109)
   Changes in long-term casualty and environmental reserves                  (10)     (57)
   Other, net                                                                 --      (60)
- -----------------------------------------------------------------------------------------
 NET CASH PROVIDED BY OPERATING ACTIVITIES                                 $ 789    $ 578
- -----------------------------------------------------------------------------------------
INVESTING ACTIVITIES
 Additions to property and equipment                                       $(698)   $(676)
 Proceeds from property and equipment dispositions                            45       35
 Other, net                                                                  (28)     (18)
 NET CASH USED IN INVESTING ACTIVITIES                                     $(681)   $(659)
- -----------------------------------------------------------------------------------------
FINANCING ACTIVITIES
 Net increase in commercial paper                                          $  64    $  26
 Proceeds from issuance of long-term debt                                    310      224
 Payments on long-term debt                                                 (346)     (88)
 Dividends paid                                                             (129)    (125)
 Proceeds from exercise of common stock options                                6       15
 Redemption of redeemable preferred stock                                     --       (9)
 Other, net                                                                   (3)      (2)
 NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                       $ (98)   $  41
- -----------------------------------------------------------------------------------------
   Increase (decrease) in cash and cash equivalents                        $  10    $ (40)
CASH AND CASH EQUIVALENTS:
 Beginning of year                                                            17       57
- -----------------------------------------------------------------------------------------
 End of year                                                               $  27    $  17
- -----------------------------------------------------------------------------------------

OPERATING EXPENSES AND RATIOS

FOURTH QUARTER AND FULL YEAR ENDED DECEMBER 31, 1994 AND 1993
(DOLLARS IN MILLIONS)






                      Operating Ratios                                           Operating Ratios
                       (% of Revenue)                                             (% of Revenue)

                        Three Months                                              Twelve Months
                           Ended                            Twelve Months Ended       Ended
 Three Months Ended     December 31,                           December 31,        December 31,
    December 31,

1994          1993     1994     1993                          1994       1993     1994     1993

$469          $  423     34.9     33.9   Compensation and      $1,779    $1,709     35.6     36.4
                                            benefits
102              102      7.6      8.2         Fuel               369       362      7.4      7.7
80                73      6.0      5.9      Materials             305       300      6.1      6.4
115              107      8.6      8.6   Equipment rents          429       395      8.6      8.4
120              115      8.9      9.2  Purchased services        472       457      9.4      9.7
95                91      7.1      7.3     Depreciation           362       352      7.2      7.5
99               111      7.3      8.9        Other               426       463      8.6      9.8
- ----------    ------     ----     ----                         ------    ------     ----     ----
$1,080        $1,022     80.4     82.0   Total Operating       $4,142    $4,038     82.9     85.9
                                            Expenses
- -------------------------------------------------------------------------------------------------


REVENUES AND TRAFFIC VOLUMES BY BUSINESS UNIT

FOURTH QUARTER ENDED DECEMBER 31, 1994
(% CHANGE AS COMPARED WITH FOURTH QUARTER ENDED DECEMBER 31, 1993



BUSINESS UNIT                                       REVENUES    % CHANGE   REVENUES TON MILES   % CHANGE     CARLOAD      % CHANGE
                                                  ($ MILLIONS)               (RTM-MILLIONS)                   UNITS
                                                                                                            (THOUSANDS)
                                                                            REVENUES PER RTM
                                                                                 (CENTS)        % CHANGE   REVENUES PER    %CHANGE
                                                                                                              CARLOAD



COAL                                                   $  416        1.2               37,351       10.4             419       5.3

                                                                                         1,11       (8.3)       $    993      (3.9)

AGRICULTURAL COMMODITIES                               $  274       24.0               12,466       33.9             132      17.9
                                                                                         2.20        7.2
                                                                                                                $  2,076       5.2

INTERMODAL                                             $  216       14.9                7,055       15.5             282      11.0

                                                                                         3.06       (0.6)       $    766       3.5

FOREST PRODUCTS                                        $  122         --                5,080        1.4              69      (4.2)

                                                                                         2.40       (1.6)       $  1,768       4.4

CHEMICALS                                              $  104        2.0                3,767        4.4              74       4.2

                                                                                         2.76       (2.5)       $  1,405      (2.2)

CONSUMER PRODUCTS                                      $   72        4.3                2,522        3.4              42       7.7

                                                                                         2.85        0.7        $  1,714      (3.1)

MINERALS PROCESSORS                                    $   53        8.2                2,128        6.1              47       4.4

                                                                                         2.49        2.0        $  1,128       3.6

VEHICLES & MACHINERY                                   $   46         --                  671       11.1              33        --
                                                                                                                                --
                                                                                         6.86      (10.0)       $  1,394

IRON & STEEL                                           $   48        9.1                2,249        7.4              65      16.1

                                                                                         2.13        1.4        $    738      (6.1)

ALUMINUM, NONFERROUS                                   $   25       (3.8)                 939       (1.6)             16      (5.9)
METALS & ORES
                                                                                         2.66       (2.6)       $   1563       2.2

SHORTLINES AND OTHER                                     ($32)        --               (2,733)      (8.5)             --        --
                                                                                           --         --              --        --
TOTAL                                                  $1,344        7.9               71,495       12.7           1,179       7.5

                                                                                         1.88       (4.1)
- ----------------------------------------------------------------------------------------------------------------------------------

REVENUES AND TRAFFIC VOLUMES BY BUSINESS UNIT

FOURTH QUARTER ENDED DECEMBER 31, 1994
 (% CHANGE AS COMPARED WITH FOURTH QUARTER
  ENDED DECEMBER 31, 1993


BUSINESS UNIT                                       REVENUES    % CHANGE   REVENUES TON MILES   % CHANGE     CARLOAD      % CHANGE
                                                  ($ MILLIONS)               (RTM-MILLIONS)                   UNITS
                                                                                                            (THOUSANDS)
                                                                            REVENUES PER RTM
                                                                                 (CENTS)        % CHANGE   REVENUES PER    %CHANGE
                                                                                                              CARLOAD



COAL                                                   $1,669        8.9              140,934       14.7           1,624      10.7

                                                                                         1.18       (5.6)       $  1,028      (1.5)

AGRICULTURAL COMMODITIES                               $  830        5.9               35,130       (0.9)            436       3.1

                                                                                         2.36        6.8        $  1,904       2.8

INTERMODAL                                             $  772        5.8               25,542        7.7           1,026       2.3

                                                                                         3.02       (1.9)            752       3.3

FOREST PRODUCTS                                        $  498        3.1               20,784        5.4             284       1.4

                                                                                         2.40       (2.0)       $  1,754       1.7

CHEMICALS                                              $  412        1.5               14,853        1.4             291      10.6

                                                                                         2.77         --        $  1,416      (8.3)

CONSUMER PRODUCTS                                      $  267        3.9                9,477        1.4             150       3.4

                                                                                         2.82       (0.7)       $  1,780       0.5

MINERALS PROCESSORS                                    $  208        6.7                8,399        5.2             189       5.6

                                                                                         2.48        1.6        $  1,101       1.1

VEHICLES & MACHINERY                                   $  190        2.7                2,614        9.6             134       9.8

                                                                                         7.27       (6.2)       $  1,418      (6.5)

IRON & STEEL                                           $  175        1.2                8,270        1.0             230       2.2

                                                                                         2.12        0.5        $    761      (1.0)

ALUMINUM, NONFERROUS                                   $  102       (1.0)               3,851       (1.7)             65      (4.4)
METALS & ORES
                                                                                         2.65        0.8        $  1,569       3.6

SHORTLINES AND OTHER                                    ($128)      14.1               (9,280)      12.2              --        --

                                                                                           --         --              --        --
TOTAL                                                  $4,995        6.3              260,574        9.8           4,429       6.1

                                                                                         1.92       (3.0)
- ----------------------------------------------------------------------------------------------------------------------------------

SELECTED STATISTICS

                                                                 1994 QUARTERS                          1993
                                                                                                       QUARTER
                                                     FIRST      Second           Third    Fourth       Fourth
EMPLOYEES

 Average during period                               29,371     30,595          31,443    31,437        30,318

 Compensation and benefits/revenue (percent)           36.9       35.7            35.0      34.9          33.9

 RTM/employee (thousands)                             2,060      2,031           2,113     2,274         2,093

 Revenue/employee (dollars in thousands)                 41         39              40        43            41


TRANSPORTATION

 Carloadings (thousands)                                         1,055           1,143     1,179         1,097
                                                      1,052
 Freight revenues per carload                                    1,101           1,066     1,114         1,110
                                                      1,123
 Average length of haul (miles)                                    784             790       817           785
                                                        779
 Gross ton miles (GTM - millions, excl. loco's.)               106,475         112,703   120,198       108,555
                                                    104,064
 Operating expense/GTM (cents)                                    0.95            0.91      0.90          0.94
                                                       0.99
 Diesel fuel gallons used (millions)                               154             159       168           157
                                                        150
 Average fuel price (cents)(gal.)                                 57.6            59.5      60.8          64.6
                                                       55.5

WAY & STRUCTURE PROGRAM

 Rail (miles)                                            28        247             223       177           118

 Surface correction (miles)                             274      3,123           3,170     1,617         1,402

 Ties installed (thousands)                              54        576             579       264           221

EQUIPMENT

 Percent of freight car fleet awaiting repair           3.5        3.2             3.1       2.5           3.1

 Locomotive mean time between failure (days)           59.9       82.0            75.4      72.2          74.4
- ----------------------------------------------------------------------------------------------------------------------------------

SELECTED STATISTICS CONTINUED



                                                      TOTAL YEAR
                                                      ----------
                                                1994     1993       1992

EMPLOYEES

 Average during period                          30,711   30,502      31,204

 Compensation and benefits/revenue (percent)      35.6     36.4        36.9

 RTM/employee (thousands)                        8,485    7,781       7,461

 Revenue/employee (dollars in thousands)           163      154         148

TRANSPORTATION

 Carloadings (thousands)                         4,429    4,175       4,178

 Freight revenues per carload                    1,101    1,099       1,080

 Average length of haul (miles)                    793      778         764

 Gross ton miles (GTM - millions, excl.
  loco's)                                      443,440  409,808     400,917

 Operating expense/GTM (cents)                    0.93     0.99        1.01

 Diesel fuel gallons used (millions)               631      588         560

 Average fuel price (cents)(gal.)                 58.4     61.5        62.2


WAY & STRUCTURE PROGRAM

 Rail (miles)                                      675      587         645

 Surface correction (miles)                      8,184    8,418       7,730

 Ties installed (thousands)                      1,473    1,919       1,976
EQUIPMENT

 Percent of freight car fleet awaiting repair      3.1      3.3         4.1

 Locomotive mean time between failure (days)      71.1     67.9        71.0
- ---------------------------------------------  ----------------------------

                           BURLINGTON NORTHERN INC.
                         SECURITY ANALYST PRESENTATION

                                     [LOGO]

                                January 23, 1995

                                    FINANCE
                                 Dave Anderson



LOGO BURLINGTON
     NORTHERN
     INC.

                              STRATEGIC OBJECTIVES

                              .   Margin Improvement

                              .   Targeted Investments in the Business

                              .   Reduced Financial Leverage






LOGO BURLINGTON
     NORTHERN
     INC.


          INCOME STATEMENTS
            Fourth Quarter
       ($ Millions Except EPS)

                        1994    1993
                       ------  ------
Revenues               $1,344  $1,246
Operating Costs         1,080   1,022
                       ------  ------
Operating Income          264     224
Interest Expense           37      38
Other Income, Net           4       3
                       ------  ------
Income Before Taxes       231     189
Income Tax Expense         89      71
                       ------  ------
Net Income             $  142  $  118
                       ======  ======

EPS - Primary          $ 1.51  $ 1.25
EPS - Fully Diluted    $ 1.46  $ 1.21




LOGO BURLINGTON
     NORTHERN
     INC.

              OPERATING EXPENSES
                Fourth Quarter
                 ($ Millions)

                                1994     1993
                               -------  -------
Compensation and Benefits      $  469   $  423
Fuel                              102      102
Materials                          80       73
Equipment Rents                   115      107
Purchased Services                120      115
Depreciation                       95       91
Other                              99      111
                               ------   ------
                               $1,080   $1,022
                               ======   ======
            Operating Ratio      80.4%    82.0%



LOGO BURLINGTON
     NORTHERN
     INC.

                   INCOME STATEMENTS
                       Full Year
                ($ Millions Except EPS)

                                           1994     1993
                                          -------  ------
Revenues                                  $4,995   $4,699
Operating Costs                            4,142    4,038
                                          ------   ------
Operating Income                             853      661
Interest Expense                             155      145
Other Income (Expense), Net                   (3)       5
                                          ------   ------
Income Before Taxes and Accounting           695      521
 Change
Income Tax Expense                           269      225
                                          ------   ------
Income Before Accounting Change              426      296
Cumulative Effect of Accounting Change       (10)     -0-
                                          ------   ------
Net Income                                $  416   $  296
                                          ======   ======
EPS - Primary                             $ 4.37   $ 3.06
EPS - Fully Diluted                       $ 4.27   $ 3.04





LOGO BURLINGTON
     NORTHERN
     INC.


             OPERATING EXPENSES
                  FULL YEAR
                ($ Millions)
                              1994     1993
                             -------  -------
Compensation and Benefits    $1,779   $1,709
Fuel                            369      362
Materials                       305      300
Equipment Rents                 429      395
Purchased Services              472      457
Depreciation                    362      352
Other                           426      463
                             ------   ------
                             $4,142   $4,038
                             ======   ======
      Operating Ratio          82.9%    85.9%







LOGO BURLINGTON
     NORTHERN
     INC.



                           BALANCE SHEETS
                            ($ Millions)
                                          December 31,  December 31,
                                              1994          1993
                                          ------------  ------------
Assets
- ------
   Current Assets                               $1,012        $  891
   Property and Equipment - Net                  6,311         5,909
   Other Assets                                    269           245
                                                ------        ------
    Total Assets                                $7,592        $7,045
                                                ======        ======

Liabilities and Stockholders' Equity
- ------------------------------------
   Current Liabilities:
    Current Portion of Long-Term Debt           $  122        $  211
     Including CP
    Other                                        1,325         1,318
                                                ------        ------
      Total Current Liabilities                  1,447         1,529
    Long-Term Debt                               1,697         1,526
    Other Liabilities                            2,211         2,071
    Stockholders' Equity                         2,237         1,919
                                                ------        ------
      Total Liabilities and                     $7,592        $7,045
       Stockholders' Equity                     ======        ======



LOGO BURLINGTON
     NORTHERN
     INC.

                 1994 CASH FLOW SUMMARY
                      ($ Millions)

Cash - Beginning of Year                          $  17
Cash from Operations:
 Net Income                               $ 416
 Cumulative Effect of Accounting Change      10
 Depreciation                               362
 Deferred Income Taxes                      126
 Working Capital and Other Changes         (125)    789
                                          -----
Investing Activities:
 Capital Expenditures                      (698)
 Other Investing Activities                  17    (681)
                                          -----
Financing Activities:
 Proceeds from Issuance of Long-Term        310
  Debt
 Increase in Commercial Paper                64
 Payments on Long-Term Debt                (346)
 Dividends Paid                            (129)
 Other - Net                                  3     (98)
                                          -----   -----
Cash - End of Year                                $  27
                                                  =====




LOGO BURLINGTON
     NORTHERN
     INC.

                               DEBT-EQUITY RATIO
                                 ($ Millions)




                              [GRAPH APPEARS HERE]



LOGO BURLINGTON
     NORTHERN
     INC.

                             CASH CAPITAL SPENDING
                                 ($ Millions)



                              [GRAPH APPEARS HERE]




LOGO BURLINGTON
     NORTHERN
     INC.


         1995 CASH FLOW ASSUMPTIONS
                ($ Millions)

                                     Source
                                      (Use)
                                     -------
Depreciation                          $ 400
Deferred Taxes                          110
Working Capital and Other Changes      (110)
Capital Additions - Cash               (749)
Dividends                              (134)




LOGO BURLINGTON
     NORTHERN
     INC.


        INFORMATION TECHNOLOGY INITIATIVES
Mission:       To Rebuild BN Systems Infrastructure

Principles:    Focus on Customer Service
               Support a Scheduled Railroad
               Improve Business Decision Making

Timeframe:     4 Years Starting 1993




LOGO BURLINGTON
     NORTHERN
     INC.

   INFORMATION TECHNOLOGY INITIATIVES
          5 MAJOR INITIATIVES

Centralized Customer Support Center (1994) - Complete
- -----------------------------------------------------
  .  Call Management
  .  Problem Management
  .  Video Train Verification
  .  Imaging System
  .  Key Account Monitoring

Centralized Network Operations Center (1995) - On Target
- --------------------------------------------------------
  .  Centralized Dispatch and Line-Up
  .  Locomotive Management
  .  Crew Management

Reengineered Train Management System
 (1995-1996) - On Target
- ----------------------------------------
  .  Service Order (1995) and Work Order (1996)
  .  Train Scheduling, Classification Standards
  .  Trip Plans, Reservations and Booking
  .  Terminal Operations Management




LOGO BURLINGTON
     NORTHERN
     INC.

   INFORMATION TECHNOLOGY INITIATIVES
    5 MAJOR INITIATIVES (CONTINUED)


Reengineered Revenue Management System
 (1994-1995) - On Target
- ----------------------------------------
 .  Interline Settlement
 .  Price Management
 .  Customer Billing

Account-Focused Professional Sales/Support System (1994) - Complete
- -------------------------------------------------------------------
 .  P&L Based Planning
 .  Performance Measures



LOGO BURLINGTON
     NORTHERN
     INC.

                            OPERATING INCOME PER RTM
                                   (In Cents)

                              [GRAPH  APPEARS HERE]

                                      Note:  1991 Results Exclude Special Charge





LOGO BURLINGTON
     NORTHERN
     INC.

                           PRIMARY EARNINGS PER SHARE
                              Quarterly Comparison

                              [GRAPH APPEARS HERE]


Note:  2nd and 3rd Quarter 1993 Results Exclude Flood Impacts of $(.06)
       and $(.55)



LOGO BURLINGTON
     NORTHERN
     INC.

                                EVP MERCHANDISE
                                Ron Rittenmeyer






LOGO BURLINGTON
     NORTHERN
     INC.

                             IMPROVE PROFITABILITY
                                 Revenue Growth

                               [GRAPH APPEARS HERE]





LOGO BURLINGTON
     NORTHERN
     INC.

                                      COAL

                       . Record Year - $1.8 Billion
                             Tonnage Up 12%
                       . Growth Driven by Market Expansion
                             Length of Haul Up 3%
                       . Completed 1994 Capacity Expansions
                       . 1995 Outlook Continues to Be Very Positive
                             Volume Growth 6 to 8%



LOGO BURLINGTON
     NORTHERN
     INC.

                                     GRAIN

                       . Strong 4th Quarter and 2nd Half
                       . Heavy Export Demand for U.S. Wheat and Corn . 1995 Outlook
                             Good Supplies
                             Continued Demand
                             Solid Plan and Execution Strategy
                                              Volume Growth 6 to 8%




LOGO BURLINGTON
     NORTHERN
     INC.

                                   INTERMODAL

                       . Rationalizing Produces Results - 1994 Revenue
                         and Margins Up
                             . Revenue +5%
                             . Contribution +30%


                       . 1995 Outlook
                             . Managed Growth 2 to 4%
                             . Higher Margins




LOGO BURLINGTON
     NORTHERN
     INC.

                               OTHER COMMODITIES

                       . 1994 Performance
                             Revenue Up 3%
                             All Commondity Groups Up
                             Strong Second Half
                             Growth in Profitability

                       . 1995 Outlook
                             Modest Volume Growth
                             Profitability Improvements Continue



LOGO BURLINGTON
     NORTHERN
     INC.

                                1994 OPERATIONS

                       . Coal Production/Productivity Improvements
                       . Non-Coal Train Productivity Up






LOGO BURLINGTON
     NORTHERN
     INC.

                              [MAP APPEARS HERE]

                                1994 OPERATIONS

                       . Coal Production/Productivity Improvements
                       . Non-Coal Train Productivity Up
                       . Vital Plant Capacity Expansion
                       . Locomotive and Rail Car Additions
                       . Train Crew Hiring and Training
                       . Outstanding Safety Performance




LOGO BURLINGTON
     NORTHERN
     INC.

                              SAFETY IMPROVEMENTS


                             [GRAPH APPEARS HERE]






LOGO BURLINGTON
     NORTHERN
     INC.

                            1995 OPERATIONS TARGETS

                       . Make Extensive Track and Yard Improvements
                       . Acquire 134 AC Traction Locomotives
                       . Add 550 Engineers and 450 Conductors
                       . Continue to Improve Safety Record
                       . Open Network Operations Center




LOGO BURLINGTON
     NORTHERN
     INC.

                                 CHAIRMAN & CEO

                                Jerry Grinstein





LOGO BURLINGTON
     NORTHERN
     INC.

                                      1995



LOGO BURLINGTON
     NORTHERN
     INC.

                       Description of Graphic Materials
                       --------------------------------

        On page 8 there appears a bar graph under the heading "Debt-Equity Ratio ($ Millions)". The Graph shows (i) debt of 2,835, equity of 918, ratio of 3.1 to 1, or 76/24% at 12/88; (ii) debt of 2,333, equity of 1,080, ratio of 2.2 to 1, or 68/32% at 12/89; (iii) debt of 2,133, equity of 1,241, ratio of 1.7 to 1, or 63/37% at 12/90; (iv) debt of 1,982, equity of 1,202, ratio of 1.6 to 1, or
62/38% at 12/91; (v) debt of 1,567, equity of 1,728, ratio of .9 to 1, or 48/52%
at 12/92; (vi) debt of 1,737, equity of 1,919, ratio of .9 to 1, or 48/52% at 12/93; and (vii) debt of 2,237, equity of 1,819, ratio of .8 to 1, or 45/55% at 12/94.

        On page 9 there appears a line graph under the heading "Cash Capital Spending ($ Millions)". The horizontal axis of the graph shows yearly intervals from 1989 to 1995, and the vertical axis of the graph shows a range from $0 to $800, with tick marks for each $25 million interval. The graph shows cash capital spending of (i) $373 million for 1989, (ii) $401 million for 1990,
(iii) $509 million for 1991, (iv) $487 million for 1992, (v) $676 million for 1993, (vi) $698 million for 1994 and (vii) $749 million for 1995.

        On page 14 there appears a bar graph under the heading "Operating Income per RTM (in cents)". The graph shows operating income per RTM to be: (i) $.20 for 1991, (ii) $.26 for 1992, (iii) $.28 for 1993 and (iv) $.33 for 1994.

        On page 15 there appears a bar graph under the heading "Primary Earnings Per Share Quarterly Comparison". The graph shows (i) first quarter earnings per share of $.80 in 1992, $.86 in 1993 and $.79 in 1994; (ii) second quarter earnings per share of $.40 in 1992, $.80 in 1993 and $.85 in 1994; (iii) third quarter earnings of $.68 in 1992, $.76 in 1993 and $1.22 in 1994; and (iv) fourth quarter earnings per share of $1.23 in 1992, $1.25 in 1993 and $1.51 in 1994.

        On page 16 there appears a line graph under the heading "Improve Profitability Revenue Growth". The horizontal axis of the graph shows yearly intervals from 1989 to 1994, and the vertical axis shows a range from $4.5 billion to $5.1 billion, with tick marks for each $20 million interval. The graph shows revenue of (i) $4,606 for 1989, (ii) $4,674 for 1990, (iii) $4,559
for 1991, (iv) $4,630 for 1992, (v) $4,699 for 1993 and (vi) $4,995 for 1994.

        On page 22 there appears a map captioned "Powder River Basin" showing the juncture of South Dakota, Nebraska and Wyoming overlaid with certain Burlington Northern track routes. Burlington Northern track appears as a thin green solid line, Joint track appears as a thin gray solid line, Double track appears as a broken double line, and 1995 Construction appears as a thick solid line. The map identifies the following cities served: Donkey Creek, Bill and Bridger Junction, Wyoming; Northport and Alliance, Nebraska; and Edgemont, South Dakota.

        On page 24 there appear three bar graphs under the heading "Safety Improvements". The bar graph captioned "Injury Frequency (Per 200,000 Man Hours)" shows 12.78 in 1992, 7.27 in 1993 and 3.85 in 1994. The bar graph captioned "Lost Day Cases" shows 2,688 in 1992, 1,295 in 1993 and 626 in 1994. The bar graph captioned "Personal Injury Expense ($ Millions)" shows $253 Million in 1992, $216 Million in 1993 and $170 Million in 1994.